Rocket Companies Announces Third Quarter Results

•Exceeded top end of closed loan volume and gain-on-sale margin guidance
•Achieved second consecutive record purchase quarter
•Generated net revenue of $3.1 billion and Adjusted Revenue of $3.2 billion1
•Delivered net income of $1.4 billion and Adjusted Net Income of $1.1 billion1

DETROIT, November 4, 2021 – Rocket Companies, Inc. (NYSE: RKT) (“Rocket Companies” or the “Company”), a Detroit-based holding company consisting of tech-driven real estate, mortgage and eCommerce businesses – including Rocket Mortgage, Rocket Homes, Amrock and Rocket Auto – today announced results for the third quarter of 2021.

“We had an excellent third quarter, as we executed on our mission to remove friction from life’s complex moments. Our core mortgage business exceeded the high end of guidance for closed loan volume and gain-on-sale margin, while achieving record purchase volume,” said Jay Farner, Vice Chairman and CEO of Rocket Companies. “We also announced our exciting partnership with Salesforce to provide ‘Mortgage as a Service’ to financial institutions, leveraging Rocket Mortgage’s transformational platform powered by Rocket technology. Looking ahead to 2022, we expect to exceed 10% share in a purchase-heavy mortgage market and continue to leverage our platform to grow and scale the other businesses in our ecosystem, including real estate, auto, personal loans and solar."

Third Quarter Financial Summary1

ROCKET COMPANIES
(Units in '000s, $ amounts in millions, except per share)

	Q3-21	Q3-20	Q3-19	YTD 21	YTD 20	YTD 19
	(Unaudited)			(Unaudited)
Total revenue, net	$3,115	$4,616	$1,592	$10,322	$10,970	$3,161
Total expenses	$1,689	$1,559	$1,093	$4,992	$4,327	$3,014
Net income	$1,393	$2,995	$495	$5,207	$6,559	$143

Adjusted Revenue	$3,162	$4,743	$1,801	$9,992	$12,163	$4,082
Adjusted Net Income	$1,139	$2,421	$540	$3,865	$5,965	$823
Adjusted EBITDA	$1,568	$3,271	$771	$5,299	$8,082	$1,250

GAAP Diluted EPS	$0.54	$0.54	N/A	$2.00	$0.54	N/A
Adjusted Diluted EPS	$0.57	$1.22	N/A	$1.94	$3.01	N/A

1 "GAAP" stands for Generally Accepted Accounting Principles in the U.S. On August 6, 2020, Rocket Companies' stock began trading on the NYSE and it did not have any shares outstanding or calculations of earnings per share for any periods prior to this date. Under
GAAP, the basic and diluted earnings per share calculations for the three and nine months ended September 30, 2020, include only the period from August 6, 2020 to September 30, 2020.Please see the sections of this document titled "Non-GAAP Financial Measures" and "GAAP to non-GAAP Reconciliations" for more information on the Company's non-GAAP measures and its share count. Certain figures in the tables throughout this document may not foot due to rounding.

(Units in '000s, $ amounts in millions)

	Q3-21	Q3-20	Q3-19	YTD 21	YTD 20	YTD 19
Select Metrics	(Unaudited)			(Unaudited)
Closed loan origination volume	$88,047	$88,982	$40,067	$275,336	$213,010	$94,347
Gain on sale margin	3.05%	4.52%	3.29%	3.21%	4.48%	3.11%
Net rate lock volume	$86,710	$94,668	$47,050	$265,412	$242,696	$108,305
Amrock closings (units)	261.5	286.3	117.0	870.6	692.6	279.3
Rocket Auto car sales (units)	15.1	8.0	5.4	44.3	22.7	12.7

Third Quarter Highlights

Financial Highlights
During the third quarter of 2021:

•Generated total revenue, net of $3.1 billion and Adjusted Revenue of $3.2 billion in Q3 '21, which represents 96% and 76% growth as compared to Q3 '19, respectively. We compare certain revenue and profitability measures to 2019 as we experienced a historically low interest rate environment in combination with limited industry capacity during 2020.

•Rocket Mortgage generated $88 billion in mortgage origination closed loan volume and gain on sale margin of 3.05%, exceeding the top end of our guidance range. Our closed loan volume was more than double Q3 '19 levels.

•Generated net income of $1.4 billion, which exceeded full year 2019 net income of $0.9 billion and Adjusted Net Income of $1.1 billion during Q3 ’21, which was more than double Q3 ’19 levels, demonstrating the scalability of our platform.
•Achieved Adjusted EBITDA of $1.6 billion during Q3 ‘21, more than double Q3 ’19 levels. Our Adjusted EBITDA margin was 48% for Q3 ’21, which compares to 41% for Q3 ’19, demonstrating the scalability of our platform.

•Grew servicing book unpaid principal balance to $521 billion at September 30, 2021, up 30% from September 30, 2020 and 60% from September 30, 2019. As of October 31, 2021, our servicing portfolio includes 2.5 million clients and generates $1.3 billion of recurring servicing fee income on an annualized basis.
•Subsequent to September 30, 2021, Rocket Mortgage issued $1,150 million of 2.875% senior notes due 2026 and $850 million of 4.000% senior notes due 2033. The proceeds were used to tender $948 million in outstanding 5.250% senior notes due 2028 and for general corporate purposes. Through these transactions, we lowered the weighted average cost of our senior notes by 68 basis points, extended the weighted average maturity of our senior notes by more than five months, and transitioned to investment grade level covenants.
•As of October 31, 2021, Rocket Companies repurchased 5.7 million shares at an average price of $16.42. Cumulatively, we have returned $94 million to Class A common shareholders in 2021 under the $1 billion share repurchase program authorized in November 2020.

Company Highlights
Rocket Platform

•Q3 '21 represented Rocket Mortgage's strongest purchase closed loan volume in company history. Our purchase volume grew 70% over Q3'20 levels, driven by our focus on a superior, technology-driven client experience, product innovation and our integrated, end-to-end home buying ecosystem.

•Rocket Mortgage announced a new partnership with Salesforce, the leading CRM company, to offer "Mortgage as a Service" to financial institutions. The partnership extends Rocket Mortgage's best-in-class technology to financial institution partners to process and manufacture mortgages, enabling financial institutions to focus on nurturing client relationships.

•Our Rocket Mortgage net client retention rate was 91% over the 12 months ended September 30, 2021. There is a strong correlation between this metric and client lifetime value, and we believe our net client retention rate is unmatched among mortgage companies and on par with some of the best performing subscription business models in the world.
•Amrock completed its one millionth digital closing in September, making it the first settlement services company to achieve this milestone, further cementing its leadership position in the eClosing market. Amrock's digital experience makes the closing process easier, faster and more accessible, translating into a better client experience overall.

•In Q3'21, Rocket Homes' agent referral network drove a record $2.3 billion real estate transaction value, representing the value of homes purchased and sold through our real estate agent network on 9,100 real estate transactions.

•Rocket Auto, our automotive retail marketplace, generated over $530 million in gross merchandise value2 in Q3 '21, which is a run rate of more than $2 billion annually. Rocket Auto launched RocketAuto.com during the quarter and currently has nearly 400 inventory partners on the marketplace.

•Testing of our solar program began with a select set of clients, with millions of dollars of solar financing in process. We plan to further expand our solar business with the launch of a full-scale, public facing solution including financing through Rocket Loans in the first half of 2022.

Technology and Product

•We expanded the roll-out of Rocket Logic, our next generation loan origination system, which can now be used by substantially all of our Rocket Cloud Force. The continuous digitization of processes and updates to our technology platform drove a 34% improvement in mortgage origination turn times this quarter over the same period last year.

•Rocket Pro TPO added nearly 3,000 new brokers to the platform and closed more loans than any other 12-month period in company history. Rocket Pro TPO also grew its partner wallet share from 36% in March to more than 50% during the third quarter. We define wallet share as the percentage of a partner's total market volume that is originated with Rocket Pro TPO.
•Rocket Pro TPO also rolled out the Breaking Barriers program, which helps brokers succeed and thrive through a revamped updated client portal and marketing, communication and documentation tools.

•As of September 30, 2021, approximately 55,000 real estate agents have signed up for Rocket Pro Insight (RPI), nearly quadrupling from December 31, 2020. RPI, our digital platform to help real estate agents manage the mortgage process in real-time, added new features including appraisal and title tracking.

Additional Highlights

•Rocket Mortgage launched Edges, an NFL advertising campaign, and partnered with Aaron Donald of the Los Angeles Rams and Kyler Murray of the Arizona Cardinals, two of the best players in the NFL.

•Rocket Mortgage extended its title sponsorship for the Rocket Mortgage Classic through 2027. This PGA Tour event, held in Detroit, will continue to benefit local residents through its commitment to bridging the digital divide in the community.
•Quicken Loans officially changed its name to Rocket Mortgage on July 31. The change brings alignment to the overall Rocket brand, associating the company's core tents of trust, client service, technology and Rocket's end-to-end home buying ecosystem, from home search to mortgage closing.

Supporting Our Communities

•Rocket Mortgage Detroit Demo Day recently launched its fifth year of entrepreneurial support and provided seed funding to 20 startups. Detroit Demo Day is an industry agnostic pitch competition for businesses located in Detroit, or willing to relocate to Detroit. We are deeply invested in our communities, and this is just one of the many ways we support our communities, as a For-More-Than-Profit company.

2 Gross merchandise value includes the sales price of vehicles sold plus vehicle-related product sales that were generated during the period.

•Rocket Community Fund, a partner company, announced numerous initiatives to expand access to homeownership and financial management for Detroit families. Rocket Mortgage launched Detroit Home Loan+, a mortgage product offering a credit for residents purchasing a home in Detroit and other wrap-around services that raise the awareness of credit worthiness, homebuyer education and access to banking services. Rocket Mortgage also announced a partnership with MoCaFi, a Black-owned fintech company, to work with Detroiters who do not have a bank account or need assistance to improve their credit score.
Fourth Quarter 2021 Outlook
We expect the following ranges in Q4 2021:

•Closed loan volume of between $75 billion and $80 billion.

•Net rate lock volume of between $71 billion and $78 billion.

•Gain on sale margins of 2.65% to 2.95%.

Direct to Consumer

In the Direct to Consumer segment, clients have the ability to interact with Rocket Mortgage online and/or with the Company’s mortgage bankers. The Company markets to potential clients in this segment through various brand campaigns and performance marketing channels. The Direct to Consumer segment derives revenue from originating, closing, selling and servicing predominantly agency-conforming loans, which are pooled and sold to the secondary market. The segment also includes title insurance, appraisals and settlement services complementing the Company’s end-to-end mortgage origination experience. Servicing activities are fully allocated to the Direct to Consumer segment and are viewed as an extension of the client experience. Servicing enables Rocket Mortgage to establish and maintain long term relationships with our clients, through multiple touchpoints at regular engagement intervals.

DIRECT TO CONSUMER3
($ amounts in millions)

	Q3-21	Q3-20	YTD 21	YTD 20
	(Unaudited)		(Unaudited)
Sold loan volume	$49,556	$53,549	$163,497	$132,016
Sold loan gain on sale margin	4.47%	5.78%	4.88%	5.36%
Revenue, net	$2,502	$3,252	$8,400	$8,184
Adjusted Revenue	$2,549	$3,379	$8,071	$9,378
Contribution margin	$1,622	$2,449	$5,262	$6,767

Partner Network

The Rocket Professional platform supports our Partner Network segment, where we leverage our superior client service and widely recognized brand to grow marketing and influencer relationships, and our mortgage broker partnerships through Rocket Pro TPO. Our marketing partnerships consist of well-known consumer-focused companies that find value in our award-winning client experience and want to offer their clients mortgage solutions with our trusted, widely recognized brand. These organizations connect their clients directly to us through marketing channels and a referral process. Our influencer partnerships are typically with companies that employ licensed mortgage professionals that find value in our client experience, technology and efficient mortgage process, where mortgages may not be their primary offering. We also enable clients to start the mortgage process through the Rocket platform in the way that works best for them, including through a local mortgage broker.

PARTNER NETWORK
3 We measure the performance of the Direct to Consumer and Partner Network segments primarily on a contribution margin basis. Contribution margin is intended to measure the direct profitability of each segment and is calculated as Adjusted Revenue less directly attributable expenses. Directly attributable expenses include salaries, commissions and team member benefits, general and administrative expenses, and other expenses, such as direct servicing costs and origination costs. A loan is considered "sold" when it is sold to investors on the secondary market. We previously referred to "sold" loans as "funded" loans. See "Summary Segment Results" section later in this document and the footnote on “Segments” in the “Notes to Unaudited Condensed Consolidated Financial Statements” in the Company’s forthcoming filing on Form 10-Q for more information.

($ amounts in millions)

	Q3-21	Q3-20	YTD 21	YTD 20
	(Unaudited)		(Unaudited)
Sold loan volume	$37,666	$29,569	$108,514	$68,633
Sold loan gain on sale margin	0.78%	2.70%	1.32%	1.98%
Revenue, net	$457	$1,202	$1,498	$2,220
Adjusted Revenue	$457	$1,202	$1,498	$2,220
Contribution margin	$280	$1,061	$966	$1,847

Balance Sheet and Liquidity

We remain in a strong liquidity position, with total liquidity of $8.6 billion, which includes $2.2 billion of cash on-hand, $2.9 billion of corporate cash used to self-fund loan originations, a portion of which could be transferred to funding facilities (warehouse lines) at our discretion, $3.1 billion of undrawn lines of credit from non-funding facilities, and $0.3 billion of undrawn MSR lines. Our available cash position was $5.1 billion, which includes cash on-hand and corporate cash used to self-fund loan originations.

BALANCE SHEET HIGHLIGHTS
($ amounts in millions)

	September 30, 2021	December 31, 2020
	(Unaudited)
Cash and cash equivalents	$2,234	$1,971
Mortgage servicing rights (“MSRs”), at fair value	$4,701	$2,863
Funding facilities	$16,623	$17,743
Other financing facilities and debt	$5,271	$3,678
Total equity	$9,186	$7,882

Third Quarter Earnings Call
Rocket Companies will host a live conference call at 4:30 p.m. ET on November 4, 2021 to discuss its results for the quarter ended September 30, 2021. A live webcast of the event will be available online by clicking on the "Investor Info" section of our website. The webcast will also be available via rocketcompanies.com.

A replay of the webcast will be available on the Investor Relations site following the conclusion of the event. If you are having issues viewing the webcast, please see the event help guide at the link here.

Condensed Consolidated Statements of Income
($ In Thousands, Except Shares and Per Share Amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(Unaudited)		(Unaudited)
Revenue
Gain on sale of loans
Gain on sale of loans excluding fair value of MSRs, net	$1,746,971	$3,443,885	$5,610,627	$8,814,236
Fair value of originated MSRs	907,242	836,557	2,937,517	2,041,899
Gain on sale of loans, net	2,654,213	4,280,442	8,548,144	10,856,135
Loan servicing (loss) income
Servicing fee income	334,348	272,158	970,058	779,093
Change in fair value of MSRs	(341,361)	(392,688)	(556,201)	(1,985,545)
Loan servicing (loss) income, net	(7,013)	(120,530)	413,857	(1,206,452)
Interest income
Interest income	129,963	79,890	311,853	231,971
Interest expense on funding facilities	(72,778)	(69,364)	(205,000)	(162,580)
Interest income, net	57,185	10,526	106,853	69,391
Other income	410,345	445,757	1,252,845	1,250,481
Total revenue, net	3,114,730	4,616,195	10,321,699	10,969,555
Expenses
Salaries, commissions and team member benefits	870,010	816,408	2,552,679	2,354,021
General and administrative expenses	313,405	280,705	867,639	763,962
Marketing and advertising expenses	316,471	250,558	943,999	670,749
Depreciation and amortization	19,577	15,329	55,470	47,633
Interest and amortization expense on non-funding debt	34,163	38,016	104,772	104,291
Other expenses	135,415	158,113	467,584	386,024
Total expenses	1,689,041	1,559,129	4,992,143	4,326,680
Income before income taxes	1,425,689	3,057,066	5,329,556	6,642,875
Provision for income taxes	(32,830)	(61,683)	(122,709)	(84,363)
Net income	1,392,859	2,995,383	5,206,847	6,558,512
Net income attributable to non-controlling interest	(1,317,522)	(2,937,480)	(4,946,688)	(6,500,609)
Net income attributable to Rocket Companies	$75,337	$57,903	$260,159	$57,903

Earnings per share of Class A common stock
Basic	$0.55	$0.54	$2.00	$0.54
Diluted	$0.54	$0.54	$2.00	$0.54

Weighted average shares outstanding
Basic	137,664,471	106,265,422	129,902,253	106,265,422
Diluted	1,990,828,351	106,265,422	135,392,670	106,265,422

Condensed Consolidated Balance Sheets
($ In Thousands, Except Shares and Per Share Amounts)

	September 30, 2021	December 31, 2020
	(Unaudited)
Assets
Cash and cash equivalents	$2,233,667	$1,971,085
Restricted cash	145,978	83,018
Mortgage loans held for sale, at fair value	23,251,936	22,865,106
Interest rate lock commitments (“IRLCs”), at fair value	794,258	1,897,194
Mortgage servicing rights (“MSRs”), at fair value	4,701,045	2,862,685
MSRs collateral for financing liability, at fair value	—	205,033
Notes receivable and due from affiliates	9,671	22,172
Property and equipment, net of accumulated depreciation and amortization of $549,657 and $497,812, respectively	253,886	211,161
Deferred tax asset, net	588,507	519,933
Lease right of use assets	328,361	238,546
Forward commitments, at fair value	253,200	20,584
Loans subject to repurchase right from Ginnie Mae	2,306,673	5,696,608
Other assets	941,843	941,477
Total assets	$35,809,025	$37,534,602
Liabilities and equity
Liabilities
Funding facilities	$16,623,031	$17,742,573
Other financing facilities and debt
Lines of credit	75,000	375,000
Senior Notes, net	2,976,439	2,973,046
Early buy out facility	2,219,319	330,266
MSRs financing liability, at fair value	—	187,794
Accounts payable	347,288	251,960
Lease liabilities	381,104	272,274
Forward commitments, at fair value	35,795	506,071
Investor reserves	80,321	87,191
Notes payable and due to affiliates	29,892	73,896
Tax receivable agreement liability	669,738	550,282
Loans subject to repurchase right from Ginnie Mae	2,306,673	5,696,608
Other liabilities	878,613	605,485
Total liabilities	26,623,213	29,652,446
Equity
Class A common stock, $0.00001 par value - 10,000,000,000 shares authorized, 137,367,428 and 115,372,565 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively.	1	1
Class B common stock, $0.00001 par value - 6,000,000,000 shares authorized, none issued and outstanding as of September 30, 2021 and December 31, 2020.	—	—
Class C common stock, $0.00001 par value - 6,000,000,000 shares authorized, none issued and outstanding as of September 30, 2021 and December, 31, 2020.	—	—
Class D common stock, $0.00001 par value - 6,000,000,000 shares authorized, 1,848,879,483 and 1,869,079,483 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively.	19	19
Additional paid-in capital	367,860	282,743
Retained earnings	336,594	207,422
Accumulated other comprehensive income	124	317
Non-controlling interest	8,481,214	7,391,654
Total equity	9,185,812	7,882,156
Total liabilities and equity	$35,809,025	$37,534,602

Summary Segment Results for the Three and Nine Months Ended September 30, 2021 and 2020,
($ amounts in millions)
(Unaudited)

Three Months Ended September 30, 2021	Direct to Consumer	Partner Network	Segments Total	All Other	Total
Total U.S. GAAP Revenue, net	$2,502	$457	$2,958	$156	$3,115
Plus: Decrease in MSRs due to valuation assumptions (net of hedges)	48	—	48	—	48
Adjusted Revenue	$2,549	$457	$3,006	$156	$3,162
Directly attributable expenses	928	176	1,104	68	1,172
Contribution margin(1)	$1,622	$280	$1,902	$88	$1,990

Three Months Ended September 30, 2020	Direct to Consumer	Partner Network	Segments Total	All Other	Total
Total U.S. GAAP revenue, net	$3,252	$1,202	$4,454	$162	$4,616
Plus: Decrease in MSRs due to valuation assumptions (net of hedges)	127	—	127	—	127
Adjusted Revenue	$3,379	$1,202	$4,581	$162	$4,743
Directly attributable expenses	930	141	1,071	113	1,185
Contribution margin(1)	$2,449	$1,061	$3,510	$49	$3,558

Nine Months Ended September 30, 2021	Direct to Consumer	Partner Network	Segments Total	All Other	Total
Total U.S. GAAP revenue, net	$8,400	$1,498	$9,898	$423	$10,322
Less: Increase in MSRs due to valuation assumptions (net of hedges)	(330)	—	(330)	—	(330)
Adjusted Revenue	$8,071	$1,498	$9,569	$423	$9,992
Directly attributable expenses	2,808	532	3,340	197	3,537
Contribution margin(1)	$5,262	$966	$6,228	$227	$6,455

Nine Months Ended September 30, 2020	Direct to Consumer	Partner Network	Segments Total	All Other	Total
Total U.S. GAAP revenue, net	$8,184	$2,220	$10,404	$565	$10,970
Plus: Decrease in MSRs due to valuation assumptions (net of hedges)	1,193	—	1,193	—	1,193
Adjusted Revenue	$9,378	$2,220	$11,598	$565	$12,163
Directly attributable expenses	2,611	372	2,983	282	3,266
Contribution margin(1)	$6,767	$1,847	$8,614	$283	$8,897

(1) We measure the performance of the segments primarily on a contribution margin basis. Contribution margin is intended to measure the direct profitability of each segment and is calculated as Adjusted Revenue less directly attributable expenses. Adjusted Revenue is a non-GAAP financial measure described above. Directly attributable expenses include salaries, commissions and team member benefits, general and administrative expenses, and other expenses, such as direct servicing costs and origination costs.

GAAP to non-GAAP Reconciliations

Adjusted Revenue Reconciliation ($ amounts in millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	2019	2021	2020	2019
	(Unaudited)			(Unaudited)
Total Revenue, net	$3,115	$4,616	$1,592	$10,322	$10,970	$3,161
Change in fair value of MSRs due to valuation assumptions (net of hedges) (1)	48	127	209	(330)	1,193	921
Adjusted Revenue	$3,162	$4,743	$1,801	$9,992	$12,163	$4,082

(1) Reflects changes in assumptions including discount rates and prepayment speed assumptions, mostly due to changes in market interest rates, and the effects of contractual prepayment protection associated with sales of MSR's.

Adjusted Net Income Reconciliation ($ amounts in millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	2019	2021	2020	2019
	(Unaudited)			(Unaudited)
Net income attributable to Rocket Companies	$75	$58	$—	$260	$58	$—
Net income impact from pro forma conversion of Class D common shares to Class A common shares (1)	1,318	2,938	495	4,948	6,502	144
Adjustment to the provision for income tax (2)	(322)	(697)	(119)	(1,203)	(1,565)	(32)
Tax-effected net income (2)	1,072	2,299	376	4,005	4,995	112
Non-cash share-based compensation expense	41	33	8	124	94	25
Change in fair value of MSRs due to valuation assumptions (net of hedges) (3)	48	127	209	(330)	1,193	921
Litigation accrual (4)	—	—	—	15	—	—
Tax impact of adjustments (5)	(22)	(40)	(54)	47	(319)	(234)
Other tax adjustments (6)	1	2	—	3	2	—
Adjusted Net Income	$1,139	$2,421	$540	$3,865	$5,965	$823

(1) Reflects net income to Class A common stock from pro forma exchange and conversion of corresponding shares of our Class D common shares held by non-controlling interest holders as of September 30, 2021, 2020 and 2019.

(2) Rocket Companies, Inc. will be subject to U.S. Federal income taxes, in addition to state, local and Canadian taxes with respect to its allocable share of any net taxable income of RKT Holdings, LLC. The adjustment to the provision for income tax reflects the effective tax rates assuming Rocket Companies, Inc. owns 100% of the non-voting common interest units of RKT Holdings, LLC. The effective income tax rate for Adjusted Net Income was 24.87% for the three and nine months ended September 30, 2021, 24.82% for the three and nine months ended September 30, 2020 and 24.77% for the three and nine months ended September 30, 2019.

(3) Reflects changes in assumptions including discount rates and prepayment speed assumptions, mostly due to changes in market interest rates, and the effects of contractual prepayment protection associated with sales of MSR's.

(4) Reflects legal accrual related to a specific legal matter.

(5) Tax impact of adjustments gives effect to the income tax related to non-cash share-based compensation expense, change in fair value of MSRs due to valuation assumptions, and other non-operating items at the above described effective tax rates for each period.

(6) Represents tax benefits due to the amortization of intangible assets and other tax attributes resulting from the purchase of RKT Holdings units, net of payment obligations under Tax Receivable Agreement.

Adjusted Diluted Weighted Average Shares Outstanding Reconciliation ($ in millions, except per share)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	2019	2021	2020	2019
	(Unaudited)			(Unaudited)
Diluted weighted average Class A Common shares outstanding	1,990,828,351	106,265,422	N/A	135,392,670	106,265,422	N/A
Assumed pro forma conversion of Class D shares (1)	—	1,878,058,054	N/A	1,855,464,831	1,878,058,054	N/A
Adjusted diluted weighted average shares outstanding	1,990,828,351	1,984,323,476	N/A	1,990,857,501	1,984,323,476	N/A

Adjusted Net Income	$1,139	$2,421	N/A(2)	$3,865	$5,965	N/A(2)
Adjusted Diluted EPS	$0.57	$1.22	N/A(2)	$1.94	$3.01	N/A(2)

(1) Reflects the pro forma exchange and conversion of non-dilutive Class D common stock to Class A common stock.

(2) This non-GAAP measure is not applicable for these periods, as the reorganization transactions had not yet occurred.

Adjusted EBITDA Reconciliation ($ amounts in millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	2019	2021	2020	2019
	(Unaudited)			(Unaudited)
Net income	$1,393	$2,995	$495	$5,207	$6,559	$143
Interest and amortization expense on non-funding debt	34	38	33	105	104	99
Income tax provision	33	62	5	123	84	4
Depreciation and amortization	20	15	21	55	48	57
Non-cash share-based compensation expense	41	33	8	124	94	25
Change in fair value of MSRs due to valuation assumptions (net of hedges) (1)	48	127	209	(330)	1,193	921
Litigation accrual (2)	—	—	—	15	$—	—
Adjusted EBITDA	$1,568	$3,271	$771	$5,299	$8,082	$1,250

(1) Reflects changes in assumptions including discount rates and prepayment speed assumptions, mostly due to changes in market interest rates, and the effects of contractual prepayment protection associated with sales of MSR's.

(2) Reflects legal accrual related to a specific legal matter.

Non-GAAP Financial Measures

To provide investors with information in addition to our results as determined under Generally Accepted Accounting Principles (“GAAP”), we disclose Adjusted Revenue, Adjusted Net Income, Adjusted Diluted EPS, and Adjusted EBITDA as “non-GAAP measures” which management believes provide useful information to investors. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for revenue, net income, or any other operating performance measure calculated in accordance with GAAP, and may not be comparable to a similarly titled measure reported by other companies.

In first quarter of 2021, we revised our definition of Adjusted Net income and Adjusted EBITDA to exclude a litigation accrual that does not directly affect what we consider to be our core operating performance. Excluding these costs did not impact Adjusted Net income or Adjusted EBITDA for the comparative periods presented. In the third quarter of 2021, we revised our definition of Adjusted Revenue, Adjusted Net income and Adjusted EBITDA to exclude the effects of contractual prepayment protection associated with sales of MSR's as this does not directly affect what we consider to be our core operating performance. Excluding these costs impacted Adjusted Revenue, Adjusted Net income, Adjusted Diluted EPS and Adjusted EBITDA for the comparative periods presented. From time to time in the future, we may exclude other items if we believe that doing so is consistent with the goal of providing useful information to investors.

We define “Adjusted Revenue” as total revenues net of the change in fair value of mortgage servicing rights (“MSRs”) due to valuation assumptions (net of hedges). We define “Adjusted Net Income” as tax-effected earnings before share-based compensation expense, the change in fair value of MSRs due to valuation assumptions (net of hedges), a litigation accrual, and the tax effects of those adjustments. We define “Adjusted Diluted EPS” as Adjusted Net Income divided by the diluted weighted average number of Class A common stock outstanding for the applicable period, which assumes the pro forma exchange and conversion of all outstanding Class D common stock for Class A common stock. We define “Adjusted EBITDA” as earnings before interest and amortization expense on non-funding debt, income tax, depreciation and amortization, net of the change in fair value of MSRs due to valuation assumptions (net of hedges), share-based compensation expense, and a litigation accrual. We exclude from each of these non-GAAP revenues the change in fair value of MSRs due to valuation assumptions (net of hedges) as this represents a non-cash non-realized adjustment to our total revenues, reflecting changes in assumptions including discount rates and prepayment speed assumptions, mostly due to changes in market interest rates, which is not indicative of our performance or results of operation. We also exclude effects of contractual prepayment protection associated with sales of MSR's. Adjusted EBITDA includes interest expense on funding facilities, which are recorded as a component of “Interest income, net”, as these expenses are a direct cost driven by loan origination volume. By contrast, interest and amortization expense on non-funding debt is a function of our capital structure and is therefore excluded from Adjusted EBITDA. Any non-GAAP earnings margin is calculated by using the non-GAAP metric in question (such as Adjusted EBITDA) as the numerator and Adjusted Revenue as the denominator.

We believe that the presentation of our non-GAAP financial measures provide useful information to investors regarding our results of operations because each measure assists both investors and management in analyzing and benchmarking the performance and value of our business. Our non-GAAP measures provide indicators of performance that are not affected by fluctuations in certain costs or other items. Accordingly, management believes that these measurements are useful for comparing general operating performance from period to period, and management relies on these measures for planning and forecasting of future periods. Additionally, these measures allow management to compare our results with those of other companies that have different financing and capital structures. However, other companies may define Adjusted Revenue, Adjusted Net Income, Adjusted Diluted EPS, and Adjusted EBITDA differently, and as a result, our non-GAAP financial measures may not be directly comparable to those of other companies.

Although we use our non-GAAP financial measures to assess the performance of our business, such use is limited because they do not include certain material costs necessary to operate our business. Additionally, our definitions of our non-GAAP financial measures allows us to add back certain non-cash charges and deduct certain gains that are included in calculating the most comparable figures calculated under GAAP. However, these expenses and gains vary greatly, and are difficult to predict. They can represent the effect of long-term strategies as opposed to short-term results. Adjusted Revenue, Adjusted Net Income, Adjusted Earnings per Share, and Adjusted EBITDA should be considered in addition to, and not as a substitute for, total revenues, net income attributable to Rocket Companies, net income (loss), and Earnings per share in accordance with U.S. GAAP as measures of performance. Our presentation of non-GAAP financial measures should not be construed as an indication that our future results will be unaffected by unusual or nonrecurring items.

Adjusted Revenue, Adjusted Net Income, and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are: (a) they do not reflect every cash expenditure, future requirements for capital expenditures or contractual commitments; (b) Adjusted EBITDA does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payment on our debt; (c) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced or require improvements in the future, and Adjusted Revenue, Adjusted Net Income and Adjusted EBITDA do not reflect any cash requirement for such replacements or improvements; and (d) they are not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows.

Because of these limitations, Adjusted Revenue, Adjusted Net Income, and Adjusted EBITDA are not intended as alternatives to total revenue, net income attributable to Rocket Companies or net income (loss) as an indicator of our operating performance and should not be considered as measures of discretionary cash available to us to invest in the growth of our business or as measures of cash that will be available to us to meet our obligations. We compensate for these limitations by using Adjusted Revenue, Adjusted Net Income and Adjusted EBITDA along with other comparative tools, together with U.S. GAAP measurements, to assist in the evaluation of operating performance.

Forward Looking Statements

Some of the statements contained in this document are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are generally identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "will," "would" and, in each case, their negative or other various or comparable terminology. These forward-looking statements reflect our views with respect to future events as of the date of this document and are based on our management’s current expectations, estimates, forecasts, projections, assumptions, beliefs and information. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K, Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document and in our SEC filings. We expressly disclaim any obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

About Rocket Companies

Rocket Companies is a Detroit-based holding company consisting of personal finance and consumer technology brands including Rocket Mortgage, Rocket Homes, Rocket Loans, Rocket Auto, Rock Central, Amrock, Core Digital Media, Rock Connections, Lendesk and Edison Financial. Since 1985, Rocket Companies has been obsessed with helping its clients achieve the American dream of home ownership and financial freedom. Rocket Companies offers an industry-leading client experience powered by our simple, fast and trusted digital solutions. Rocket Companies has approximately 26,000 team members across the United States and Canada. Rocket Companies ranked #5 on Fortune's list of the "100 Best Companies to Work For" in 2021 and has placed in the top third of the list for 18 consecutive years. For more information, please visit our Corporate Website, Investor Relations Website, Twitter page, and our LinkedIn page.

Investor Relations Contact:
Sharon Ng
ir@rocketcompanies.com
(313) 373-7990

Media Contact:
Aaron Emerson
aaronemerson@rockcentraldetroit.com
(313) 373-3035